UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024

Li-Cycle Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Province of Ontario, Canada	001-40733	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Queens Quay West, Suite 590, Toronto, ON M5J IA7, Canada

(Address of principal executive offices, including zip code)

(877) 542-9253

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	LICY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c). Appointment of Certain Officers

Appointment of Chief Financial Officer

On July 17, 2024, the Board of Directors of Li-Cycle Holdings Corp. (the “Company”) appointed Mr. Craig Cunningham as the Chief Financial Officer of the Company, effective as of July 20, 2024. Since March 26, 2024, Mr. Cunningham has served as the Company’s Interim Chief Financial Officer, principal financial officer and principal accounting officer. Mr. Cunningham will continue as the Company’s principal financial officer and principal accounting officer.

Mr. Cunningham, age 40, has more than 17 years of accounting, finance, operational and capital markets experience and previously served as Chief Financial Officer of Electra Battery Materials from June 2022 to July 2023, where he provided key financial oversight and controls to major projects. Prior to joining Electra Battery Materials, Mr. Cunningham worked in increasingly senior positions at Kinross Gold from 2010 to 2022, last serving as Vice President and Regional Financial Officer from 2020 to 2022, where he oversaw finance, information technology, supply chain and logistics, and administration functions in Russia. Mr. Cunningham has a Bachelor of Accounting from Brock University and received an MBA from Ivey Business School at Western University in Canada. He is a Chartered Public Accountant and a Chartered Accountant.

Mr. Cunningham has entered into a standard form of executive employment agreement in connection with his appointment. His employment package provides for an annual base salary of $400,000 and he will be entitled to participate in the Company’s Short-Term Incentive Plan (“STIP”) and Long-Term Incentive Plan (“LTIP”) as determined for executive officers of the Company. For fiscal 2024, Mr. Cunningham’s STIP and LTIP awards will be prorated to reflect service from July 20, 2024. The Company may also grant an on-hire equity award payable in the form of restricted share units in an amount to be determined (if any, not to exceed the annual base salary). In addition, Mr. Cunningham will be entitled to payment of certain separation payments and benefits upon a qualifying termination of his employment on the same basis as applicable to our other executive officers (other than the CEO) and disclosed in Part III of the Company’s Annual Report on Form 10-K, filed with the SEC on March 15, 2024 (the “Form 10-K”). The foregoing description of Mr. Cunningham’s executive employment agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of Mr. Cunningham’s executive employment agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending June 30, 2024.

Mr. Cunningham has entered into the Company’s standard form of Director and Officer Indemnification Agreement, as set forth in Exhibit 5.9 to the Company’s Form 10-K.

As previously disclosed, the Company has employed Mr. Cunningham pursuant to an agreement with Lee Hecht Harrison Knightsbridge Corp. (“Knightsbridge”). The Company will continue to employ Mr. Cunningham pursuant to the Knightsbridge agreement until July 19, 2024.

There are no family relationships between Mr. Cunningham and any director or executive officer of the Company, and Mr. Cunningham has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 18, 2024, the Company issued a press release announcing the appointment of Mr. Cunningham as Chief Financial Officer of the Company. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”) and is incorporated by reference herein.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act.

The following Exhibits are filed as part of this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press Release of Li-Cycle Holdings Corp. dated July 18, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

	By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: Co-Founder, President & CEO and Director
Date: July 18, 2024